Filed Pursuant to Rule 433

Registration No. 333-180289

November 2, 2012

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Digital-Plus Barrier Note

Linked to the S&P 500® Index

}	Digital-Plus Barrier Notes Linked to the S&P 500 Index

}	Minimum upside return of 27% to 33% (to be determined on the pricing date) if the Final Level of the index is at least equal to its initial level

}	Maturity of four years

}	If the index increases by more than the minimum upside return, the securities will provide a one-for-one return based on the percentage increase of the index, with no cap

}	Full exposure to declines in the reference asset if the return is less than -30%

}	All payments on the Notes are subject to the credit risk of HSBC USA Inc.

The Digital-Plus Barrier Note (each a “note” and collectively the “notes") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. These notes will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the notes. HSBC Securities (USA) Inc. will purchase the notes from us for distribution to other registered broker-dealers or will offer the notes directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

Investment in the notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-7 of this document, page S-3 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per note	$1,000
Total

1 HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 2.75% and referral fees of up to 2.75% per $1,000 Principal Amount of notes in connection with the distribution of the notes to other registered broker-dealers. In no case will the sum of discounts and referral fees exceed 2.75% per $1,000 Principal Amount. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

The notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Digital-Plus Barrier Notes

Linked to the S&P 500® Index

Indicative Terms*

Principal Amount	$1,000 per note
Reference Asset	The S&P 500® Index (“SPX”) (Ticker: SPX)
Minimum Upside Return	27.00% to 33.00% (to be determined on the Pricing Date)
Barrier Level	-30%
Payment at Maturity per note

If the Reference Return is greater than or equal to zero, you will receive the greater of:

a) $1,000 + ($1,000 × Reference Return); and

b) $1,000 + ($1,000 × Minimum Upside Return).

If the Reference Return is less than zero but greater than or equal to the Barrier Level:

$1,000 (zero return).

If the Reference Return is less than the Barrier Level:

$1,000 + ($1,000 × Reference Return).

If the Reference Return is less than the Barrier Level, you will lose some or all of your investment.

Reference Return	Final Level – Initial Level Initial Level
Initial Level	See page FWP-4
Final Level	See page FWP-4
Pricing Date	November 20, 2012
Trade Date	November 20, 2012
Settlement Date	November 28, 2012
Final Valuation Date†	November 21, 2016
Maturity Date†	November 29, 2016
CUSIP	40432X3C3

* As more fully described on page FWP-4.

†Subject to adjustment as described under “Additional Terms of the Notes” in the accompanying Equity Index Underlying Supplement.

The Notes

These Digital-Plus Barrier Notes may be suitable for investors who believe that the Reference Asset will appreciate over the term of the notes. So long as the Reference Return is below the Minimum Upside Return and above the Barrier Level at maturity, the notes will outperform the Reference Return.

If the Reference Return is greater than or equal to zero, you will realize at least the Minimum Upside Return at maturity (subject to the credit risk of HSBC). If the Reference Return exceeds the Minimum Upside Return, the securities will provide a one-for-one return based on the percentage increase of the Reference Asset. If the Reference Return is less than zero but equal to or greater than -30%, you will receive your principal amount. If the Reference Asset declines by more than 30%, you will lose 1% of your investment for every 1% decline in the Reference Asset.

The offering period for the notes is through November 20, 2012

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the notes reflecting a Minimum Upside Return of 27.00%. The actual Minimum Upside Return will be determined on the Pricing Date and will not be less than 27.00% or greater than 33.00%.

Information about the Reference Asset

S&P 500® Index

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of October 29, 2012 were: Information Technology, Financials, Health Care, Energy, and Consumer Discretionary.

The graph above illustrates the daily five year performance of the Reference Asset through October [29], 2012. The closing levels in the graph above were obtained from Bloomberg Professional® service. Past performance is not necessarily an indication of future results. For further information on the Reference Asset please see “The S&P 500® Index” on page FWP-11 and in the accompanying Equity Index Underlying Supplement. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Asset.

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HSBC USA Inc.

Digital-Plus Barrier Notes

Linked to the S&P 500® Index

This free writing prospectus relates to a single offering of Digital-Plus Notes. The notes will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and Equity Index Underlying Supplement. If the terms of the notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the notes and, if the Reference Return is less than -30%, lose up to 100% of your principal.

This free writing prospectus relates to an offering of notes linked to the performance of the S&P 500® Index (the “Reference Asset”). The purchaser of a note will acquire a senior unsecured debt note of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of notes:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per note

Reference Asset:	The S&P 500® Index (Ticker: SPX)

Trade Date:	November 20, 2012

Pricing Date:	November 20, 2012

Original Issue Date:	November 28, 2012

Final Valuation Date:	November 21, 2016, subject to adjustment as described under “Valuation Dates” in the accompanying Equity Index Underlying Supplement.

Maturity Date:	3 business days after the Final Valuation Date, and expected to be November 29, 2016. The Maturity Date is subject to adjustment as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.

Minimum Upside Return:	27.00% to 33.00% (to be determined on the Pricing Date)

Payment at Maturity:	On the Maturity Date, for each note, we will pay you the Final Settlement Value.

Final Settlement Value:

If the Reference Return is greater than or equal to zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, equal to the greater of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Minimum Upside Return).

If the Reference Return is less than zero but greater than or equal to the Barrier Level, you will receive $1,000 per $1,000 Principal Amount of notes (zero return).

If the Reference Return is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your notes for each percentage point that the Reference Return declines beyond 0%. If the Reference Return is less than the Barrier Level, you will lose some or all of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Level – Initial Level Initial Level

Barrier Level:	-30%

Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.

Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.

Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the level displayed on Bloomberg Professional® service page “SPX <INDEX>”, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable.

Form of Notes:	Book-Entry

Listing:	The notes will not be listed on any U.S. securities exchange or quotation system.

CUSIP/ISIN:	40432X3C3/US40432X3C37

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GENERAL

This free writing prospectus relates to an offering of notes linked to the Reference Asset. The purchaser of a note will acquire a senior unsecured debt note of HSBC USA Inc. We reserve the right to withdraw, cancel or modify the offering and to reject orders in whole or in part. Although the offering of notes relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012, and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-7 of this free writing prospectus, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the notes involve risks not associated with conventional debt notes. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

}	The Prospectus Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The Prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the notes. You may revoke your offer to purchase the notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any material changes to the terms of the notes, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each note you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than or equal to zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, equal to the greater of:

(a)  $1,000 + ($1,000 × Reference Return); and

(b)  $1,000 + ($1,000 × Minimum Upside Return).

If the Reference Return is less than zero but greater than or equal to the Barrier Level, you will receive $1,000 per $1,000 Principal Amount of notes (zero return).

If the Reference Return is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your notes for each percentage point that the Reference Return declines beyond 0%. You should be aware that if the Reference Return is less than the Barrier Level, you will lose some or all of your investment.

Interest

The notes will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the notes.

Reference Sponsor

Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.

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INVESTOR SUITABILITY

The notes may be suitable for you if:

}	You seek an investment with a return linked to the potential positive performance of the Reference Asset and you believe the level of the Reference Asset will not change or will increase over the term of the notes.
}	You are willing to make an investment that is fully exposed to the negative Reference Return on a 1-to-1 basis if the Reference Return is less than -30%.
}	You are willing to accept the risk and return profile of the notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.
}	You are willing to forgo dividends or other distributions paid to holders of the stocks comprising the Reference Asset.
}	You do not seek current income from your investment.
}	You do not seek an investment for which there is an active secondary market.
}	You are willing to hold the notes to maturity.
}	You are comfortable with the creditworthiness of HSBC, as Issuer of the notes.

The notes may not be suitable for you if:

}	You believe the Reference Return will be negative or that the Minimum Upside Return or the Reference Return will not provide you with your desired return.
}	You are unwilling to make an investment that is fully exposed to the negative Reference Return on a 1-to-1 basis if the Reference Return is less than -30%.
}	You seek an investment that provides full return of principal.
}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
}	You prefer to receive the dividends or other distributions paid on the stocks comprising the Reference Asset.
}	You seek current income from your investment.
}	You seek an investment for which there will be an active secondary market.
}	You are unable or unwilling to hold the notes to maturity.
}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the notes.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and on page S-1 of the accompanying Equity Index Underlying Supplement. Investing in the notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

}	“— General risks related to Indices” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt notes.

Your investment in the notes may result in a loss.

You will be fully exposed to the decline in the Final Level from the Initial Level if the Reference Return is beyond the Barrier Level of -30%. Accordingly, if the Reference Return is less than -30%, your Payment at Maturity will be less than the Principal Amount of your notes. You may lose up to 100% of your investment at maturity if the Reference Return is negative.

Credit risk of HSBC USA Inc.

The notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes.

The notes will not bear interest.

As a holder of the notes, you will not receive interest payments.

Changes that affect the Reference Asset will affect the market value of the notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the notes.

The notes are not insured by any governmental agency of the United States or any other jurisdiction.

The notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the notes.

Certain built-in costs are likely to adversely affect the value of the notes prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your notes, the original issue price of the notes includes the agent’s commission and the estimated cost of HSBC hedging its obligations under the notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

The notes lack liquidity.

The notes will not be listed on any notes exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates

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of ours are potentially adverse to your interests as an investor in the notes. We will not have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in the notes, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not expected to be the actual Initial Level. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your notes. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Final Settlement Value on a $1,000 investment in the notes for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Note” as used below is the number, expressed as a percentage, that results from comparing the Final Settlement Value per $1,000 Principal Amount of notes to $1,000. The potential returns described here assume that your notes are held to maturity. You should consider carefully whether the notes are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Hypothetical Initial Level:	1,400.00

}	Hypothetical Minimum Upside Return:	27.00% (The actual Minimum Upside Return will be determined on the Pricing Date and will not be less than 27.00% or greater than 33.00%).

The actual Initial Level will be determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Final Settlement Value	Hypothetical Return on the Note
2,800.00	100.00%	$2,000.00	100.00%
2,520.00	80.00%	$1,800.00	80.00%
2,240.00	60.00%	$1,600.00	60.00%
1,960.00	40.00%	$1,400.00	40.00%
1,778.00	27.00%	$1,270.00	27.00%
1,680.00	20.00%	$1,270.00	27.00%
1,610.00	15.00%	$1,270.00	27.00%
1,540.00	10.00%	$1,270.00	27.00%
1,470.00	5.00%	$1,270.00	27.00%
1,428.00	2.00%	$1,270.00	27.00%
1,414.00	1.00%	$1,270.00	27.00%
1,400.00	0.00%	$1,270.00	27.00%
1,386.00	-1.00%	$1,000.00	0.00%
1,372.00	-2.00%	$1,000.00	0.00%
1,330.00	-5.00%	$1,000.00	0.00%
1,260.00	-10.00%	$1,000.00	0.00%
1,190.00	-15.00%	$1,000.00	0.00%
1,120.00	-20.00%	$1,000.00	0.00%
980.00	-30.00%	$1,000.00	0.00%
840.00	-40.00%	$600.00	-40.00%
560.00	-60.00%	$400.00	-60.00%
280.00	-80.00%	$200.00	-80.00%
0.00	-100.00%	$0.00	-100.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the notes.

Example 1: The level of the Reference Asset increases from the Initial Level of 1,400.00 to a Final Level of 1,470.00.

Reference Return:	5.00%
Final Settlement Value:	$1,270.00

Because the Reference Return is positive, and such Reference Return is less than the hypothetical Minimum Upside Return, the investor receives the Minimum Upside Return, and the Final Settlement Value would be $1,270.00 per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Minimum Upside Return)

= $1,000 + ($1,000 × 27.00%)

= $1,270.00

Example 1 shows that you will benefit from the Minimum Upside Return at maturity when the Reference Return is positive but less than the Minimum Upside Return.

Example 2: The level of the Reference Asset increases from the Initial Level of 1,400.00 to a Final Level of 2,240.00.

Reference Return:	60.00%
Final Settlement Value:	$1,600.00

Because the Reference Return is positive, and such Reference Return is greater than the Minimum Upside Return, the Final Settlement Value would be $1,600.00 per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × 60.00%)

= $1,600.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Reference Return at maturity when the Reference Return is positive and greater than the Minimum Upside Return.

Example 3: The level of the Reference Asset decreases from the Initial Level of 1,400.00 to a Final Level of 1,330.00.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the Barrier Level of -30%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of notes (a zero return).

Example 4: The level of the Reference Asset decreases from the Initial Level of 1,400.00 to a Final Level of 840.00.

Reference Return:	-40.00%
Final Settlement Value:	$600.00

Because the Reference Return is less than the Barrier Level of -30%, the Final Settlement Value would be $600.00 per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × -40.00%)

= $600.00

Example 4 shows that you are fully exposed on a 1-to-1 basis to declines in the level of the Reference Asset if the Reference Return is beyond the Barrier Level of -30%. YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR NOTES.

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THE S&P 500® INDEX

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of October 29, 2012 were: Information Technology, Financials, Health Care, Energy, and Consumer Discretionary.

For more information about the SPX, see “The S&P 500® Index” on page S-6 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from October 26, 2007 through October 26, 2012. The closing level for the SPX on October 26, 2012 was 1,411.94. We obtained the closing levels below from Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX on the Final Valuation Date.

License Agreement

“S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®”, “S&P 500®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by us. The Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us.

The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index. It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE

FWP-11

BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR\OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.”

EVENTS OF DEFAULT AND ACCELERATION

If the notes have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the notes, the Calculation Agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this free writing prospectus.  In that case, the scheduled trading day preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return.  If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date).  The accelerated Maturity Date will also be postponed by an equal number of business days.

If the notes have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the notes.  For more information, see “Description of Debt Securities — Senior Debt Securities  — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the notes from HSBC for distribution to other registered broker-dealers or will offer the notes directly to investors. HSBC Securities (USA) Inc. proposes to offer the notes at the offering price set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 2.75% and referral fees of up to 2.75% per $1,000 Principal Amount of notes in connection with the distribution of the notes to other registered broker-dealers. In no case will the sum of the discounts and referral fees exceed 2.75% per $1,000 Principal Amount.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the notes, but is under no obligation to make a market in the notes and may discontinue any market-making activities at any time without notice.

See "Supplemental Plan of Distribution (Conflicts of Interest)" on page S-49 in the prospectus supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain as to both the timing and character of any inclusion in income in respect of the notes. Under one approach, a note should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a note as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the note for more than one year at such time for U.S. federal income tax purposes.

For a discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

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TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these notes, and these documents are not soliciting an offer to buy these notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$    Digital-Plus Barrier Notes linked

to the

 S&P 500® Index

November 2, 2012

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-5
Payment at Maturity	FWP-5
Investor Suitability	FWP-6
Risk Factors	FWP-7
Illustrative Examples	FWP-9
The S&P 500® Index	FWP-11
Events of Default and Acceleration	FWP-12
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-12
U.S. Federal Income Tax Considerations	FWP-12

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60